Exhibit (23.2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-190957, 333-225437 and 333-250827) and Form S-3 (Nos. 333-213029 and 333-216006) of Eastman Kodak Company of our report dated March 17, 2020, except for the change in composition of reportable segments discussed in Note 27 to the consolidated financial statements, as to which the date is March 16, 2021, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Rochester, New York

March 16, 2021